Exhibit 10.8

LEASE DEED

This lease deed is made at Delhi on this 24th Day of November, 2011 between Karan A Chanana s/o Mr. Anil Chanana r/o 36, Prakriti Marg, New Delhi-110030 and Kunal Chanana s/o Mr. Anil Chanana r/o Chanana Farms, Bandh Road, Sultanpur, Mehrauli, New Delhi-110030 hereinafter referred to as “LESSORS” (which expression shall unless it be repugnant to the meaning or context thereof, mean and include his heirs, successors, legal representatives and assigns, of the ONE PART.

AND

Amira Foods (India) Limited, duly incorporated under the Companies Act, 1956, having its Registered Office at B-I/E-28, Mohan Co-Operative Industrial Estate, Mathura Road, New Delhi-110044 represented by Ms. Anita Daing, Whole Time Director, duly authorized, hereinafter called “THE LESSEE” (which expression shall unless it be repugnant to the meaning or context thereof, mean and include their successors in title and assigns) of the SECOND PART.

WHEREAS the Lessors are the joint lawful owner as well as possessor of the immoveable property situated at 54, Prakriti Marg, MG Road, New Delhi-110030 WHEREAS the Lessors intends to let out on a monthly tenancy basis the said premise and hereinafter referred to as “the SAID PREMISES”

A.                                    THIS DEED WITNESSETH AS UNDER

(i)                                     The lessors hereby agree to let out to the lessee and the lessee agrees to take THE SAID PREMISES on lease for rent and on the terms and conditions contained in this agreement.

(ii)                                  In consideration of the rent hereinafter reserved and of the other covenants and conditions hereinafter contained, the LESSORS hereby agrees to lease to the Lessee, the SAID PREMISES in good condition with all electrical fittings in working condition for the purpose of operating an office, together with other common facilities and easements belonging to and pertaining to the said premises for a period of 11 (eleven) months with effect from 01-November- 2011 by paying to the LESSORS during the said term the rent of Rs 11,000/- (Rupees Eleven Thousand only) per month excluding water and electricity bill.

(iii)                               The LESSEE shall clear all outstanding Electricity/Telephone bill and other charges/ dues and demands, before handing over possession to the LESSORS.

(iv)                              That the monthly rent shall be paid by the LESSEE to the LESSORS on or before 10th Day of each English calendar month.

B.                                    THE LESSEE HEREBY COVENANTS WITH THE LESSORS AS FOLLOWS:

(i)                                     That the LESSEE shall pay to the Lessors for the Said Premises a monthly rent of Rs. 11,000/- (Rupees Eleven Thousand Only) excluding water and electricity bill in the name of “Karan A Chanana” also to be paid by lessee subject to tax deduction at source, as applicable, commencing from 01-November- 2011

(ii)                                  That the LESSEE shall keep the interior of the said premises in clean and good condition.

(iii)                               That the LESSEE shall abide by the bye-laws and regulation of the authorities concerned in respect of the said premises a shall be solely liable and responsible for all misuse/breaches thereof, if used for any purpose other than operating an office.

(iv)                              That the said premises shall be used by the LESSEE for office purposes and not for any hazardous or illegal purpose or purposes contrary to the laws of India.

(v)                                 That the LESSEE shall not sublet, transfer, assign or otherwise part with the possession or interest rights of any sorts of any part or whole of the said premises or any part constructed thereon to any party without the prior written consent of the LESSORS.

(vi)                              That the LESSEE shall not make any permanent / structural additions or alteration in the said premises without the prior written consent of the LESSORS. However, the LESSEE may erect false ceiling, temporary partitions for making any cabin etc. fittings, doors and windows at its own cost and expense.

(vii)                           That the LESSEE shall not be responsible for any loss or damage resulting from earthquake, storm, war, civil disturbance or other conditions over which the LESSEE has no control.

C.                                    THE LESSORS HEREBY COVENANTS WITH THE LESSEE AS FOLLOWS:

(i)                                     The LESSORS are the absolute owner of the SAID PREMISES and has full right and absolute authority to grant the lease of the said premises as absolute owners thereof.

(ii)                                  The LESSORS have observed and performed all the statutory obligations in respect of the said premises and has not committed breach of any statute or regulation.

(iii)                               The ownership of the said premises is valid and subsisting and neither they nor anyone on their behalf, to their knowledge, has committed or omitted to do any act, deed, matter or thing whereby this ownership, possession or occupation of the said premises is, can or may be in any manner, impeached or affected.

(iv)                              That the LESSORS and their agents, servants etc. or any intending purchaser/s authorised by the LESSORS shall have full Liberty to inspect the SAID PREMISES at any reasonable time after giving 48 hours notice to the LESSEE.

(v)                                That the LESSORS agrees and undertakes to indemnify and keep the LESSEE indemnified and harmless against any loss, damages, suit, proceeding, costs, charges and expenses that may be suffered or incurred by the LESSEE on account of any claim that may be made by any person claiming to the be LESSEE and/or interested in the tenancy right or occupancy rights of the SAID PREMISES or any part thereof.

(vi)                              The LESSORS shall pay all taxes, such as house tax etc to the local Municipal Corporation or any other Governmental Authorities in respect of the said premises.

(vii)                           That the LESSEE paying the rent hereby reserved and observing and performing the covenants and stipulations herein-mentioned above on its part contained shall peacefully hold and enjoy the said premises during the said term without any disturbances and/or interruption by the LESSORS or any other person/s lawfully claiming under them.

(viii)                        That if during the initial lease period or extended lease period, the LESSORS transfers/setts whole or part of the said premises to any person / persons, then in such event the LESSEE shall attorn to such transferee or transferees on the same terms and conditions as are contained herein. However, the transfer, if any, shall be subject to this lease

(ix)                                The LESSEE agrees to deliver, upon the expiration or sooner determination of the tenancy hereby created, the said premises to the LESSORS in the same order and condition as it is given on the date of execution of these presents.

D.                                    IT IS MUTUALLY AGREED AS FOLLOWS:

(i)                                     The LESSORS and the LESSEE shall be governed by the provisions of Delhi Rent Control Act, 1958 and the statutory modification and/ or amendments thereto.

(ii)                                  The term of the lease under this agreement shall be for 11 months commencing from 01-November- 2011 to 30- September-2012. The lease may be renewed further in writing with the mutual consent of the parties.

(iii)                               That in case the LESSEE desires to vacate the said premises earlier than the lease period of 11 (eleven) months or during the extended period thereof it can be done so by giving at least One month written notice to the LESSORS in advance.

(iv)                              That on termination of the lease, the LESSEE shall hand over vacant peaceful physical possession of the said premises to the LESSORS without any demur, cost, demand, and compensation of any sort.

(v)                                 That all the expenses of this Lease Deed including its cost of stamp papers etc. shall be borne and paid by both the LESSORS and the LESSEE equally.

(vi)                              That in case of dispute or differences arising between the parties in respect of their rights/ obligations under this Agreement as regards interpretation or in respect of any matter attached to or arising out of this agreement, at any time, such dispute shall be settled by arbitration by an arbitral tribunal consisting of three arbitrators, in accordance with the provisions of the Arbitration and Conciliation Act, 1996, as amended from time to time. Each party shall appoint an arbitrator and the third arbitrator shall be appointed by the two arbitrators so appointed. The seat of arbitration shall be New Delhi and the language of arbitration shall be English.

(vii)                           This agreement shall be governed by Indian law and the courts in New Delhi shall have exclusive jurisdiction in respect of matters arising under or in relation to this agreement.

IN WITNESS WHEREOF, the parties hereto have executed and signed in these presents on the day, month and year above mentioned.

WITNESSES:

1.
/s/ Karan A Chanana
LESSOR
(Karan A Chanana)

2.
/s/ Kunal Chanana
LESSOR
(Kunal Chanana)

3.
/s/ Anita Daing
LESSEE
(Anita Daing)